Exhibit 10.9

LOAN AGREEMENT

THIS LOAN AGREEMENT dated the 30th day of July, 2007,

AMONG:

SOLTERA MINING CORP., a company incorporated under the laws of the State of Nevada and having an office located at 1005 – 289 Drake Street, Vancouver, British Columbia, V6B 5Z5

(“Soltera”)

AND:

INCAS MINERAL, S.A., a company incorporated under the laws of Argentina and having an office located at 1005 – 289 Drake Street, Vancouver, British Columbia, V6B 5Z5

(“Incas”)

AND:

ANTONIO AUGUSTIN GIULIANOTTI, DNI No. 7.379.817, having an office at Dr. Aparicio Street, No. 667, Borough of Nieva, San Salvador de Jujuy

(the “Borrower”)

WITNESSES THAT WHEREAS:

A.

Incas is a wholly-owned subsidiary of Soltera;

B.

Incas is required to lend US$180,000 to the Borrower pursuant to the terms and conditions of an option agreement dated July 6, 2007 between the Borrower and Incas (the “Option Agreement”);

C.

the Borrower desires to borrow US$180,000 from Soltera upon and subject to the terms and conditions hereinafter set forth;

D.

Soltera is willing to lend on behalf of Incas US$180,000 to the Borrower subject to the terms and conditions and for the purposes set out in this agreement;

NOW THEREFORE in consideration of the mutual agreements herein contained, the parties hereto mutually covenant and agree as follows:

LOAN AGREEMENT	PAGE 2 OF 15

ARTICLE 1

INTERPRETATION

1.1

Definitions.  Where used herein or in any amendment hereto, unless the context otherwise requires, each of the words and phrases set out in Schedule “A” have the meanings set forth therein.

1.2

Included Words.  Wherever the singular or the masculine is used herein the same will be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.3

Headings.  The headings to the parts and clauses of this Loan Agreement are inserted for convenience only and will not affect the construction hereof.

1.4

References.  Unless otherwise stated, a reference herein to a numbered or lettered article, section, clause or part refers to the clause or part bearing that article, section, number or letter in this Loan Agreement.  A reference to this Agreement or herein means this Loan Agreement, including the Schedules hereto, together with any amendments thereof.

1.5

Currency.  All dollar amounts expressed herein refer to lawful currency of the United States.

ARTICLE 2

TERMS OF LOAN

2.1

Purpose of Loan.  The parties agree that the Loan will be used to purchase a backhoe to be used on the Property for the exploration and exploitation of the alluvial part of the optioned deposit.

2.2

Conditions to Initial Disbursement.  Soltera will not be required to disburse any part of the Loan until fulfilment of the following conditions:

(a)

Soltera has become the sole shareholder of Incas;

(b)

the Option Agreement will valid and in full force and effect;

(c)

execution by the Borrower and delivery to Soltera of this Loan Agreement;

(d)

grant by the Borrower and delivery to Soltera of the General Security Declaration;

(e)

notarization of the General Security Declaration translated to Spanish by a public notary in Argentina.

(f)

receipt by Soltera of certified copies of all documents evidencing all action taken by the Borrower authorizing the execution and delivery of this Loan Agreement and the General Security Declaration, all to be satisfactory in form and substance to Soltera and its Legal Counsel.

2.3

Interest.  The Loan will bear no interest.

LOAN AGREEMENT	PAGE 3 OF 15

2.4

Repayment.  The principal advanced under the Loan and any other sums outstanding hereunder will be repaid in full to Soltera on the Maturity Date pursuant to the payment schedule set out in Schedule “C” attached hereto.

2.5

Prepayment of the Loan.  The Borrower may prepay the whole or any part of the principal amount outstanding under the Loan at any time without notice, penalty or bonus.

2.6

Payment to Soltera.  All payments made under this Loan Agreement will be made to Soltera or at its direction.

2.7

Sale of Assets.  If the Borrower sells any Asset other than in the ordinary course of business without the written consent of Soltera, all payments of principal as set out in Schedule “C” will accelerate and become due and owing on the date of closing of the sale of the Assets.

ARTICLE 3

SECURITY

3.1

Delivery.  The Borrower will deliver the General Security Declaration to Soltera as general and continuing security for:

(a)

the Loan and any other sums owing by the Borrower to Soltera hereunder; and

(b)

all and every indebtedness and liability, present and future, direct or indirect, absolute or contingent of the Borrower to Soltera arising under or pursuant to this Loan Agreement.

3.2

Demand.  Soltera will not demand payment thereof prior to the Maturity Date until the occurrence of an Event of Default.

3.3

Limitation of Claim.  Soltera, in realizing on the General Security Declaration or on the security thereof, will not claim under the General Security Declaration any greater amount in aggregate than the aggregate of the liabilities and indebtedness of the Borrower to Soltera under this Loan Agreement existing at that time.

3.4

Extensions.  Soltera may grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower and with other parties, sureties or securities as Soltera may see fit without prejudice to the liability of the Borrower or to Soltera’s rights herein.

3.5

No Discharge.  The General Security Declaration will not operate so as to create any discharge of any indebtedness or liability of the Borrower hereunder, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security of any form held or which may hereafter be held by Soltera from the Borrower or from any other person whomsoever.

3.6

Waiver.  Soltera may waive any breach by the Borrower of this Loan Agreement or of any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower hereunder or under the General Security Declaration.  No failure or delay on the part of Soltera to exercise any right, power or remedy given herein or by

LOAN AGREEMENT	PAGE 4 OF 15

statute or at law or in equity or otherwise will operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right, power or remedy, nor will any waiver by Soltera be deemed to be a waiver of any subsequent similar or other event.

3.7

Indemnification. The Borrower agrees to indemnify and hold Soltera harmless of and from any and all liability, loss or damage which they may or might incur by reason of any claim or demand against them based on their alleged assumption of the Borrower’s duty and obligation to perform and discharge the terms, covenants and agreements in any lease, contract or otherwise.

ARTICLE 4

COVENANTS

4.1

Continuing Covenant.  The Borrower covenants and agrees that, except with the prior written consent of Soltera, until all amounts due or to become due under this Loan Agreement have been paid in full to Soltera, it will duly perform and observe each and all of his covenants and agreements herein set forth.

4.2

Other Encumbrances.  The Borrower will not create, assume or have outstanding, except to Soltera, any mortgage, pledge, charge, assignment or other security, whether fixed or floating, on the Assets ranking or purporting to rank or capable of being enforced in priority to or pari passu with the General Security Declaration provided that Soltera agree to subordinate its interest in favour of any bank financing that the Borrower requires for the general operations of the Property.  The Borrower agrees not to obtain any such bank financing without first obtaining Soltera’s consent, which will not be withheld unreasonably.

4.3

Inspection.  The Borrower will permit Soltera at any time and from time to time to enter the Property and to inspect the Assets.

4.4

Insurance.  The Borrower will insure and keep insured its Property and Assets against all insurance hazards specified by Soltera, with insurers and for amounts approved by Soltera and will assign the policies of such insurance to Soltera.  The Borrower will at all times maintain public liability insurance in amounts specified by Soltera with insurers approved by Soltera.

4.5

Loss Payable.  Loss under all policies of insurance assigned to Soltera pursuant to Section 4.4 will be payable to Soltera as its interest may appear.  The Borrower will cause all such policies to contain a provision that the policies will not be changed or amended in any way nor cancelled until 30 days after written notice to Soltera.  Certified copies of all such policies of insurance, including renewals, will be lodged with Soltera.  The Borrower will pay all premiums as the same become due and payable in respect of such insurance.

4.8

Insurance Renewal.  If any insurance required to be maintained hereunder is not effected or not kept duly renewed, Soltera may effect or renew such insurance, and if default be made in the payment of premiums by the Borrower, Soltera may pay the same and such sums of money will be payable by the Borrower to Soltera forthwith upon demand.

4.9

Payment of Proceeds.  If any loss of property occurs in respect of which insurance proceeds are payable to Soltera, Soltera may at their option elect to apply the insurance proceeds payable to

LOAN AGREEMENT	PAGE 5 OF 15

them as a prepayment of the Borrower’s obligations hereunder to be accepted without notice or bonus.

4.10

Expenses.  The Borrower will pay to Soltera forthwith after notification thereof, all reasonable fees and disbursements of Soltera’s Legal Counsel and all out-of-pocket expenses incurred by Soltera relating to the Loan, this Loan Agreement or the General Security Declaration or in recovering or enforcing payment of any indebtedness or liability of the Borrower to Soltera or in realizing upon the General Security Declaration, including without limitation, fees and expenses of engineers or architects retained by Soltera for the purposes hereof, appraisal fees and expenses of taking possession, protecting and realizing upon the Property.

4.11

Taxes.  The Borrower will pay all taxes, rates and assessments on the Property and the Assets required to be paid by it.

4.12

Further Charges.  The Borrower will grant to Soltera fixed and specific mortgages, on the backhoe (that have a value as buy price of US$ 300,000.00) and on the two property (Cerro Zapaleri and Mina El Torno) object of the contract between Antonio Agustin Giulianotti and Incas Minerals signed in Jujuy the 06th July 2007.  The Borrower will assist Soltera in obtaining any consents required for the effectiveness of any specific mortgage.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1

General.  The Borrower represents and warrants to Soltera as set forth in this Article 5.  All representations and warranties made hereunder will survive the delivery of the General Security Declaration to Soltera and the Disbursement and no investigation at any time made by or on behalf of Soltera will diminish in any respect whatsoever its rights to rely thereon.  All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower pursuant to this Loan Agreement will constitute representations and warranties made by the Borrower hereunder.

5.2

Binding Effect.  This Loan Agreement and the General Security Declaration have been duly and validly authorized, executed and delivered by the Borrower to Soltera and are valid obligations of the Borrower legally binding on it and enforceable in accordance with their respective terms.

5.3

Contravention of Law.  Neither the execution and delivery of this Loan Agreement or the General Security Declaration, nor the performance of or compliance with their respective terms will contravene any provision of any law, regulation, order or permit applicable to the Borrower, or result in a breach, or constitute a default under, or require any consent under the terms or conditions of any agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

5.4

Compliance with Other Instruments.  The Borrower is not in default under any agreement or instrument to which he is a party and which default may materially adversely affect his business, assets or financial condition.

5.5

Litigation.  There are no pending or threatened actions or proceedings against the Borrower before any court or administrative agency that may materially adversely affect his business or financial condition.

LOAN AGREEMENT	PAGE 6 OF 15

5.6

Encumbrances.  The Borrower has not granted any encumbrances of any kind in any of the Assets collateralizing the Loan, which would have priority to or pari passu with this Loan Agreement or the General Security Declaration.

5.7

Option Agreement.  The Option Agreement is valid and remains in full force and effect as of the date of this agreement and Incas is not in default of any term or condition of the Option Agreement.

5.8

Loan.  The receipt of the principal advanced under the Loan will satisfy the July 30, 2007 payment as more particularly described in the TENTH Clause of the Option Agreement.

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES

6.1

Events of Default.  Any one or more of the following events will constitute an Event of Default (whether any such Event of Default will be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

the failure by the Borrower to make any payment within 90 days after its due date;

(b)

the failure by the Borrower to repay the balance outstanding of the Loan on the Maturity Date;

(c)

the failure by the Borrower to perform or observe any of the covenants, conditions or agreements to be performed or observed by the Borrower hereunder, other than as set out in Section 6.1(a) and (b), which failure continues unremedied for a period of 90 days after delivery by Soltera of written notice thereof to the Borrower;

(d)

the default by the Borrower under the General Security Declaration, which default continues unremedied for a period of 90 days after written notice thereof by Soltera to the Borrower;

(e)

the making of any representation or warranty by the Borrower herein or in any document or certificate furnished to Soltera in connection herewith or pursuant hereto that proves at any time to be materially incorrect, as of the date made;

(f)

the making by the Borrower of a proposal or general assignment for the benefit of his creditors or other acknowledgement of his insolvency;

(h)

the appointment of a receiver, receiver-manager or receiver and manager of the Borrower or Assets;

(i)

the enforceability of any execution, sequestration, extent or any other process of any Court against the Borrower or the levy of a distress or analogous process upon the Property or Assets or any part thereof unless the execution, sequestration, extent or other process of the Court or distress or analogous process is in good faith disputed

LOAN AGREEMENT	PAGE 7 OF 15

by the Borrower and the Borrower gives adequate security to Soltera to pay in full the amount claimed; and

(j)

the default by the Borrower in the payment of any indebtedness whatsoever to any third party, which default continues unremedied for a period of seven days after written notice thereof to the Borrower and the Borrower is not then contesting such default in good faith and with the provision of security adequate to Soltera.

6.2

Remedies Upon Default.  Upon the occurrence of any Event of Default and at any time thereafter, provided that the Borrower has not therefor remedied all outstanding Events of Default, Soltera may, in their discretion, by notice to the Borrower, declare this Loan Agreement to be in default.  At any time thereafter, while the Borrower will not have remedied all outstanding Events of Default, Soltera, at their discretion and subject to compliance with any mandatory requirements of applicable law then in effect, may:

(a)

terminate any of its obligations under the Loan Agreement;

(b)

declare the then outstanding balance on the Loan, costs and all moneys owing by the Borrower and all liabilities of the Borrower under the General Security Declaration to be immediately due and payable and such moneys and liabilities will forthwith become due and payable without presentment, demand, protest or other notice of any kind to the Borrower, all of which are hereby expressly waived; and

(c)

demand payment under the General Security Declaration and exercise any or all of its remedies under the General Security Declaration and any other security held from the Borrower.

6.3

Other Securities.  The rights and powers conferred by Section 6.2 are in addition to and not in substitution for the General Security Declaration or any other security or securities that Soltera now or from time to time may hold or take from the Borrower in relation to this Loan Agreement.

6.4

Remedies Non-Exclusive.  No remedy herein or in the General Security Declaration conferred on Soltera is intended to be exclusive.  Each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The exercise or commencement of exercise by Soltera of any one or more of such remedies will not preclude the simultaneous or later exercise by Soltera of any or all other such remedies.

ARTICLE 7

MISCELLANEOUS

7.1

Notices.  Any notice, direction or other instrument required or permitted to be given under this Loan Agreement or the General Security Declaration will be in writing and may be given by delivering same or sending same by courier, telegram, facsimile (fax), telecommunication device or other similar form of communication to the following addresses:

LOAN AGREEMENT	PAGE 8 OF 15

If to Soltera or Incas:

Soltera Mining Corp.

1005 – 289 Drake Street

Vancouver, B.C.

V6B 5Z5

Fax No.:  604-664-0671

If to the Borrower:

Antonio Augustin Giulianoti

Dr. Aparicio Street, No. 667

Barrio de Nieva

San Salvador de Jujuy

Fax No.:  +54 388 42 42 722

E-Mail. tumicul@hotmail.com

Any notice, direction or instrument aforesaid will:

(a)

if delivered, be deemed to have been given or made at the time of delivery;

(b)

if sent by courier, be deemed to have been given or made on the date of receipt as indicated by the tracking system of the courier; and

(c)

if sent by telegraph, facsimile (fax), telecommunication device or other similar form of communication, be deemed to have been given or made on the date following the day on which it was sent.

Any party may give written notice of change of address in the same manner, in which event such notice will thereafter be given to it as above provided at such changed address.

7.2

Set-Off or Counterclaim.

(a)

The obligation of the Borrower to make all payments hereunder will be absolute and unconditional and will not be affected by any circumstance, including without limitation:

(i)

any set-off, compensation, counterclaim, recoupment, defence or other right that the Borrower may have against Soltera, or anyone else for any reason whatsoever;

(ii)

any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower.

(b)

The Borrower hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon

LOAN AGREEMENT	PAGE 9 OF 15

it, by statute or otherwise, to terminate, cancel, quit or surrender this Loan Agreement or to exercise any of the rights referred to in clause 7.2(a)(i).

(c)

If for any reason whatsoever this Loan Agreement is terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, then the Borrower agrees to pay to Soltera an amount in accordance with the terms hereof had this Loan Agreement.  Each payment made by the Borrower will be final and the Borrower will not seek to recover all or any part of such payment from Soltera for any reason whatsoever.

7.3

Amendments.  Neither this Loan Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

7.4

Time of Essence.  Time is expressly declared to be of the essence of this Loan Agreement in respect of all payments to be made hereunder and all covenants and agreements to be performed and fulfilled.  Any extension of time hereunder will not be deemed to be or to operate in law as a waiver on the part of Soltera that time is to be of the essence of this Loan Agreement.

7.5

Assignment.  The Borrower will not, without the prior written consent of Soltera, assign any of its rights hereunder.

7.6

Other Indebtedness.  Nothing contained in this Loan Agreement will prejudice or impair any rights or remedies Soltera may have with respect to other loans that Soltera may take or have made to the Borrower.

7.7

Entire Agreement.  This Loan Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings whether oral or written relative to the subject matter hereof.

7.8

Payment Dates.  If the date upon which any act or payment hereunder is required to be done or made falls on a day that is not a business day, then such act or payment will be performed or made on the following business day.

7.9

No Merger of Judgment.  The taking of a judgement on any covenant contained herein or on any covenant set forth in any other security for payment of any indebtedness hereunder or performance of the obligations hereby secured does not operate as a merger of any such covenant or affect Soltera’ right to any money owing to Soltera under any covenant herein or therein set forth.

7.10

Severability.  If any one or more of the provisions contained in this Loan Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

7.11

Parties in Interest.  This Loan Agreement will enure to the benefit of and be binding on Soltera, Incas, and the Borrower and their respective successors and permitted assigns.

LOAN AGREEMENT	PAGE 10 OF 15

7.12

Governing Law.  This Loan Agreement will in all respects be governed by and be construed in accordance with the laws of the Argentina Republic.

IN WITNESS WHEREOF the parties have hereunto set their hands and/or corporate seals as of the day and year first above written.

SOLTERA MINING CORP.
Per:

/s/ Authorized Signatory
AUTHORIZED SIGNATORY

INCAS MINERAL, S.A.

Per:

/s/ Authorized Signatory
AUTHORIZED SIGNATORY

/s/ Antonio Augustin Giulianotti

ANTONIO AUGUSTIN GIULIANOTTI

LOAN AGREEMENT	PAGE 11 OF 15

SCHEDULE “A”

Schedule “A” to that certain Loan Agreement among

Soltera Mining Corp., Incas Mineral, S.A., and Antonio Augustin Giulianotti

made as of the 30th day of July 2007.

(number of pages including this one:  2)

DEFINITIONS

(Referred to in Section 1.1 of the Loan Agreement)

“Assets” means a Backhoe to be purchased by the Borrower.

“Borrower” means Antonio Augustin Giulianoti and his successors and permitted assigns.

“Disbursement” means any advance in whole or in part of the Loan made by Soltera to the Borrower.

“Event of Default” means any event set forth in Section 6.1.

“Incas” means Incas Mineral, S.A. and its successors and assigns.

“Legal Counsel” where used in reference to Soltera means the legal counsel engaged by Soltera from time to time and where used in reference to the Borrower means the legal counsel engaged by the Borrower from time to time.

“Loan” means the loan by Soltera in the amount of US$180,000.

“Loan Agreement” means this Loan Agreement including the Schedules hereto together with any amendments hereof.

“Maturity Date” means May 1, 2009.

“Option Agreement” means the exploration agreement with an option to purchase dated July 6, 2007 between the Borrower and Incas.

“Property” means the mining property as more particularly described on page 1 of the Option Agreement.

“Soltera” means Soltera Mining Corp. and its successors and assigns.

LOAN AGREEMENT	PAGE 12 OF 15

SCHEDULE “B”

Schedule “B” to that certain Loan Agreement among

Soltera Mining Corp., Incas Mineral, S.A., and Antonio Augustin Giulianotti

made as of the 30th day of July 2007.

(number of pages including this one:  2)

ASSETS

See attached detailed description of purchased backhoe. (To be attached when detailed description is available).

LOAN AGREEMENT	PAGE 13 OF 15

SCHEDULE “C”

Schedule “C” to that certain Loan Agreement among

Soltera Mining Corp., Incas Mineral, S.A., and Antonio Augustin Giulianotti

made as of the 30th day of July 2007.

(number of pages including this one:  1)

PAYMENT SCHEDULE

The principal advanced under the Loan and any other sums outstanding hereunder will be repaid in full to Soltera on the Maturity Date pursuant to the following payment schedule:

Payment #	Payment Date	Payment Amount
1	December 1, 2007	$10,000
2	January 1, 2008	$10,000
3	February 1, 2008	$10,000
4	March 1, 2008	$10,000
5	April 1, 2008	$10,000
6	May 1, 2008	$10,000
7	June 1, 2008	$10,000
8	July 1, 2008	$10,000
9	August 1, 2008	$10,000
10	September 1, 2008	$10,000
11	October 1, 2008	$10,000
12	November 1, 2008	$10,000
13	December 1, 2008	$10,000
14	January 1, 2009	$10,000
15	February 1, 2009	$10,000
16	March 1, 2009	$10,000
17	April 1, 2009	$10,000
18	May 1, 2009	$10,000

LOAN AGREEMENT	PAGE 14 OF 15

SCHEDULE “D”

Schedule “D” to that certain Loan Agreement among

Soltera Mining Corp., Incas Mineral, S.A., and Antonio Augustin Giulianotti

made as of the 30th day of July 2007.

(number of pages including this one:  3)

GENERAL SECURITY DECLARATION

See attached.

LOAN AGREEMENT	PAGE 15 OF 15

GENERAL SECURITY DECLARATION

I, ANTONIO AUGUSTIN GIULIANOTTI, DNI No. 7.379.817, having an office at Dr. Aparicio Street, No. 667, Borough of Nieva, San Salvador de Jujuy, declare that I will borrow US$180,000 from Soltera Mining Corp and that I will use these funds to purchase a backhoe as described in a Loan Agreement that I signed on the ____ day of July 2007.  In the case that I default on the Loan Agreement, I authorize that Soltera Mining Corp. can use the remedies available to it to recover funds that become due.

Date: ___________________________________

_________________________________________
ANTONIO AUGUSTIN GIULIANOTTI

NOTARIZED COPY OF PASSPORT IDENTIFICATION PAGE ATTACHED